PROGRESS

Second Quarter 2019
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

21	Schedule 7 - Same Store Performance Summary By MSA

25	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

26	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

27	Schedule 10 - Selected Financial Information

28	Glossary

August 1, 2019
National Storage Affiliates Trust Reports Second Quarter 2019 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2019 results.
Second Quarter 2019 Highlights

•
Reported net income of $17.7 million for the second quarter of 2019, an increase of 36.0% compared to the second quarter of 2018. Reported loss per share of $0.19 for the second quarter of 2019, primarily relating to the HLBV method for allocating net income among the various classes of equity.

•	Reported core funds from operations ("Core FFO") of $34.3 million, or $0.38 per share for the second quarter of 2019, an increase of 11.8% per share compared to the second quarter of 2018.

•
Achieved same store net operating income ("NOI") growth of 5.5% for the second quarter of 2019 compared to the same period in 2018, driven by a 4.7% increase in same store total revenues and a 2.8% increase in same store property operating expenses.

•
Acquired 24 wholly-owned self storage properties for $185.3 million during the second quarter of 2019. Consideration for these acquisitions included the issuance of approximately $15.5 million of OP equity.

•
Received approximately $116 million of gross proceeds from the sale of 2.4 million Common Shares of Beneficial Interest ("common shares") and 1.8 million 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series A preferred shares") under the Company's at the market (“ATM”) program during the second quarter of 2019.

•
Entered into an agreement with a lender for a $100 million term loan which matures in ten years and has an effective interest rate of 4.27%, after taking into account the effect of interest rate swaps for the term of the loan.

•	Increased the second quarter 2019 dividend to $0.32 per common share, which is the eighth common share dividend increase since the Company’s IPO in the second quarter of 2015.

•
Announced an executive management transition whereby the Company's Board of Trustees has elevated Arlen Nordhagen, Chairman, Chief Executive Officer and founder, to Executive Chairman and Tamara Fischer will be appointed Chief Executive Officer, in addition to her current role as President, effective January 1, 2020. It is expected that she will join the Board of Trustees on the same date. The Board further announced the appointment of Brandon Togashi to Executive Vice President and Chief Financial Officer effective January 1, 2020.

Highlights Subsequent to the End of the Second Quarter

•	Entered into an agreement to issue $100.0 million of 3.98% senior unsecured notes due August 30, 2029 and $50.0 million of 4.08% senior unsecured notes due August 30, 2031 in a private placement.

•
Entered into an agreement with lenders to extend maturities and increase the total borrowing capacity under the Company's credit facility by $255.0 million for a total credit facility of $1.275 billion.

Arlen Nordhagen, Chairman and Chief Executive Officer, commented, "We are very pleased with our 2019 results to-date, which demonstrate the benefits of our PRO platform and distinguish NSA from our peers. The robust 5.5% same store NOI growth in the second quarter combined with the healthy acquisition volume of approximately $185 million drove another double digit quarterly increase in Core FFO per share."
Tamara Fischer, President and Chief Financial Officer, added, "We've taken a number of steps recently to further strengthen our balance sheet, which position us well for future acquisition opportunities. Specifically, since quarter-end, we amended our credit facility, increasing our borrowing capacity, extending the maturities, and enhancing the terms in line with the current market. We also priced our inaugural private placement in the debt capital markets, a $150 million transaction that will close in the third quarter and further extend our average debt maturity. After giving effect to these transactions, our $500 million line of credit will be undrawn and available to fund our external growth strategy."
Ms. Fischer continued, "We're especially encouraged by our results during the first half of 2019. Accordingly, we've increased our full-year 2019 guidance for Core FFO per share and same store growth assumptions."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Growth	2019	2018	Growth
Net income	$17,733	$13,041	36.0%	$30,673	$25,014	22.6%

Funds From Operations ("FFO")(1)	$33,978	$27,416	23.9%	$66,558	$53,094	25.4%
Add back acquisition costs	305	150	103.3%	462	330	40.0%
Core FFO(1)	$34,283	$27,566	24.4%	$67,020	$53,424	25.4%

Earnings (loss) per share - basic	$(0.19)	$0.07	(371.4)%	$(0.11)	$0.22	(150.0)%
Earnings (loss) per share - diluted	$(0.19)	$0.07	(371.4)%	$(0.11)	$0.19	(157.9)%

FFO per share and unit(1)	$0.38	$0.33	15.2%	$0.74	$0.65	13.8%
Core FFO per share and unit(1)	$0.38	$0.34	11.8%	$0.75	$0.65	15.4%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $4.7 million for the second quarter of 2019 and increased $5.7 million for the six months ended June 30, 2019 ("year-to-date") as compared to the same periods in 2018. These increases were the result of additional NOI generated primarily from 76 wholly-owned self storage properties acquired between July 1, 2018 and June 30, 2019, same store NOI growth and gain on sale of self storage properties, partially offset by increases in interest expense, depreciation and amortization, general and administrative expenses and GAAP losses from the Company's unconsolidated real estate ventures.
The increases in FFO and Core FFO for the second quarter of 2019 and year-to-date were primarily the result of incremental NOI from properties acquired between July 1, 2018 and June 30, 2019, same store NOI growth, and incremental FFO from the Company's unconsolidated real estate ventures, partially offset by higher interest expense, general and administrative expenses and increases in distributions to subordinated performance unitholders.
Same Store Operating Results (439 Stores)

($ in thousands, except per square foot data)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Growth	2019	2018	Growth
Total revenues	$74,061	$70,770	4.7%	$146,370	$139,745	4.7%
Property operating expenses	22,053	21,462	2.8%	44,336	43,547	1.8%
Net Operating Income (NOI)	$52,008	$49,308	5.5%	$102,034	$96,198	6.1%
NOI Margin	70.2%	69.7%	0.5%	69.7%	68.8%	0.9%

Average Occupancy	89.6%	89.2%	0.4%	88.7%	88.3%	0.4%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.81	$11.38	3.8%	$11.82	$11.36	4.0%
Year-over-year same store total revenues increased 4.7% for the second quarter of 2019 and year-to-date as compared to the same periods in 2018. The increases were driven primarily by a 3.8% increase in average annualized rental revenue per occupied square foot for the second quarter of 2019 and a 4.0% increase in average annualized rental revenue per occupied square foot year-to-date combined with a 40 basis point increase in average occupancy in both periods. Markets that generated above portfolio average same store total revenue growth include: Atlanta, Indianapolis, and Las Vegas.  Markets that generated below portfolio average same store total revenue growth include: Portland, Dallas and Phoenix.

Year-over-year same store property operating expenses increased 2.8% for the second quarter of 2019 and 1.8% year-to-date as compared to the same periods in 2018. These increases primarily resulted from increases in property taxes and repairs and maintenance expenses partially offset by decreases in insurance costs.
Investment Activity
NSA acquired 24 wholly-owned self storage properties located across eight states consisting of approximately 1.8 million rentable square feet configured in approximately 12,300 storage units during the second quarter of 2019. Total consideration for these acquisitions of $185.3 million included approximately $168.4 million of net cash, the issuance of approximately $4.7 million of OP units, $6.2 million of subordinated performance units, $4.6 million of Series A-1 preferred units and the assumption of approximately $1.4 million of other working capital liabilities.
Balance Sheet
During the second quarter of 2019, NSA entered into an agreement with a lender for a $100 million unsecured term loan. The term loan matures in ten years and has an effective interest rate of 4.27%, after taking into account the effect of interest rate swaps for the term of the loan. NSA used the proceeds from the term loan to repay outstanding amounts under its revolving line of credit.
During the second quarter of 2019, NSA issued 2,375,000 common shares at an average offering price of $30.06 per share and 1,785,680 Series A preferred shares at an average offering price of $24.84 per share under the Company's ATM program for gross proceeds of approximately $116 million. NSA used the proceeds from the issuances to repay outstanding amounts under its revolving line of credit.
On July 29, 2019, NSA entered into agreements with a syndicated group of lenders to amend its credit facility, increasing the total capacity by $255.0 million for a total credit facility of $1.275 billion (the "amended credit facility"), which included an additional $100 million of revolving line of credit capacity and $155.0 million of additional term loan borrowings. The agreement also reduced the spread for the revolving line of credit by 10 basis points and the weighted average interest rate of the credit facility's term loan borrowings by 7 basis points, after taking into account the effect of interest rate swaps.
The Company's amended credit facility consists of the following components: (i) a revolving line of credit that matures in January 2024 that provides for a total borrowing commitment up to $500.0 million, (ii) a $125.0 million Term Loan A that matures in January 2023, (iii) a $250.0 million Term Loan B that matures in July 2024, (iv) a $225.0 million Term Loan C that matures in January 2025, and (v) a $175.0 million Term Loan D that matures in July 2026. The Company has an expansion option under the credit facility, which if exercised in full, would provide for a total borrowing capacity under the credit facility of $1.750 billion. Additional details of the amended credit facility will be provided in the Company's second quarter Form 10-Q.
On July 30, 2019, the Company's operating partnership entered into an agreement to issue $100.0 million of 3.98% senior unsecured notes due August 30, 2029 and $50.0 million of 4.08% senior unsecured notes due August 30, 2031 (the "Senior Unsecured Notes") in a private placement to certain institutional accredited investors. The funding of the Senior Unsecured Notes is expected to occur on August 30, 2019, subject to customary closing conditions.
Investment Grade Rating
During the second quarter of 2019, Kroll Bond Rating Agency ("KBRA") assigned an issuer rating of BBB with Stable Outlook to NSA OP, LP, NSA's operating partnership. KBRA has also assigned a BBB- rating to the Company’s outstanding Series A preferred shares. Subsequent to the end of the second quarter, KBRA assigned a rating of BBB with Stable Outlook to NSA's Senior Unsecured Notes.
Common Share Dividends
On May 22, 2019, NSA's Board of Trustees declared a quarterly cash dividend of $0.32 per common share, which was paid on June 28, 2019 to shareholders of record as of June 14, 2019. The second quarter 2019 dividend represents an annualized dividend rate of $1.28, a 10.3% increase from the second quarter 2018 dividend rate and a 6.7% increase from the first quarter 2019 dividend rate.

2019 Guidance
The following table outlines NSA's prior and updated FFO guidance estimates and related assumptions for the year ended December 31, 2019:

	Current Ranges for Full Year 2019		Prior Ranges for Full Year 2019
	Low	High	Low	High
Core FFO per share(1)	$1.51	$1.54	$1.48	$1.52

Same store operations (439 stores)
Total revenue growth	3.5%	4.0%	2.5%	3.5%
Property operating expenses growth	2.75%	3.25%	2.5%	3.5%
NOI growth	3.5%	4.5%	2.5%	3.5%

General and administrative expenses (as a percent of revenue)	11.0%	12.0%	11.0%	12.0%
General and administrative expenses (excluding equity-based compensation)	10.0%	10.5%	10.0%	10.5%
Equity-based compensation	1.0%	1.5%	1.0%	1.5%

Management fees and other revenue, in millions	$20.0	$21.0	$20.0	$21.0
Core FFO from unconsolidated real estate ventures, in millions	$15.0	$16.0	$15.0	$16.0

Subordinated performance unit distributions, in millions	$33.0	$35.0	$32.0	$34.0

Wholly-owned acquisitions, in millions	$400.0	$500.0	$300.0	$500.0
Joint venture acquisitions, in millions	$20.0	$100.0	$20.0	$100.0

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Current Ranges for Full Year 2019		Prior Ranges for Full Year 2019
	Low	High	Low	High
Earnings (loss) per share - diluted	$(0.20)	$(0.10)	$0.10	$0.20
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.79	0.70	0.44	0.36
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.30	1.34	1.29	1.33
Subtract gain on sale of self storage properties	(0.03)	(0.03)	—	—
FFO attributable to subordinated unitholders	(0.36)	(0.38)	(0.36)	(0.38)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01	0.01	0.01
Core FFO per share and unit	$1.51	$1.54	$1.48	$1.52
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 1, 2019.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Friday, August 2, 2019 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Friday, August 2, 2019, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Friday, August 9, 2019. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the Bank of America Merrill Lynch Global Real Estate Conference 2019 on September 10 – 11, 2019 in New York, New York, the BMO 14th Annual Real Estate Conference on September 17 – 18, 2019 in Chicago, Illinois and the Evercore 5th Annual Storage Symposium on September 25, 2019 in New York, New York.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. As of June 30, 2019, the Company held ownership interests in and operated 729 self storage properties located in 35 states and Puerto Rico with approximately 46.5 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract, our ability to execute on our acquisition pipeline; the timing of acquisitions under contract; and the Company's guidance estimates for the year ended December 31, 2019. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30, 2019
	2019	2018	2019	2018
REVENUE
Rental revenue	$87,175	$75,019	$170,030	$147,030
Other property-related revenue	3,128	2,549	5,952	4,870
Management fees and other revenue	5,116	2,155	10,009	4,316
Total revenue	95,419	79,723	185,991	156,216
OPERATING EXPENSES
Property operating expenses	27,190	25,184	53,647	50,410
General and administrative expenses	11,170	8,460	21,936	16,766
Depreciation and amortization	25,829	22,389	50,178	43,757
Total operating expenses	64,189	56,033	125,761	110,933
OTHER (EXPENSE) INCOME
Interest expense	(13,947)	(10,472)	(27,158)	(20,107)
Equity in (losses) earnings of unconsolidated real estate ventures	(1,646)	100	(3,748)	48
Acquisition costs	(305)	(150)	(462)	(330)
Non-operating expense	(169)	—	(267)	(84)
Gain (loss) on sale of self storage properties	2,814	(83)	2,814	391
Other expense	(13,253)	(10,605)	(28,821)	(20,082)
Income before income taxes	17,977	13,085	31,409	25,201
Income tax expense	(244)	(44)	(736)	(187)
Net income	17,733	13,041	30,673	25,014
Net income attributable to noncontrolling interests	(25,389)	(7,150)	(30,918)	(8,663)
Net (loss) income attributable to National Storage Affiliates Trust	(7,656)	5,891	(245)	16,351
Distributions to preferred shareholders	(3,257)	(2,587)	(5,845)	(5,175)
Net (loss) income attributable to common shareholders	$(10,913)	$3,304	$(6,090)	$11,176

Earnings (loss) per share - basic	$(0.19)	$0.07	$(0.11)	$0.22
Earnings (loss) per share - diluted	$(0.19)	$0.07	$(0.11)	$0.19

Weighted average shares outstanding - basic	57,543	50,486	57,101	50,393
Weighted average shares outstanding - diluted	57,543	50,486	57,101	100,492

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Real estate
Self storage properties	$3,015,549	$2,637,723
Less accumulated depreciation	(289,886)	(246,261)
Self storage properties, net	2,725,663	2,391,462
Cash and cash equivalents	15,255	13,181
Restricted cash	4,498	3,182
Debt issuance costs, net	810	1,260
Investment in unconsolidated real estate ventures	233,295	245,125
Other assets, net	59,363	75,053
Operating lease right-of-use assets	22,971	—
Total assets	$3,061,855	$2,729,263
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,469,647	$1,278,102
Accounts payable and accrued liabilities	53,054	33,130
Operating lease liabilities	24,152	—
Deferred revenue	16,218	15,732
Total liabilities	1,563,071	1,326,964
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,685,680 and 6,900,000 issued and outstanding at June 30, 2019 and December 31, 2018, respectively, at liquidation preference	217,142	172,500
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 59,296,969 and 56,654,009 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	593	567
Additional paid-in capital	901,499	844,276
Distributions in excess of earnings	(156,192)	(114,122)
Accumulated other comprehensive (loss) income	(5,466)	13,618
Total shareholders' equity	957,576	916,839
Noncontrolling interests	541,208	485,460
Total equity	1,498,784	1,402,299
Total liabilities and equity	$3,061,855	$2,729,263

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Net income	$17,733	$13,041	$30,673	$25,014
Add (subtract):
Real estate depreciation and amortization	25,510	22,093	49,537	43,168
Company's share of unconsolidated real estate venture real estate depreciation and amortization	5,472	1,378	10,929	2,755
(Gain) loss on sale of self storage properties	(2,814)	83	(2,814)	(391)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	202	—
Distributions to preferred shareholders and unitholders	(3,461)	(2,706)	(6,214)	(5,395)
FFO attributable to subordinated performance unitholders(1)	(8,462)	(6,473)	(15,755)	(12,057)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	33,978	27,416	66,558	53,094
Add:
Acquisition costs	305	150	462	330
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$34,283	$27,566	$67,020	$53,424

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	57,543	50,486	57,101	50,393
Weighted average restricted common shares outstanding	29	30	29	30
Weighted average OP units outstanding	30,213	28,985	30,081	29,059
Weighted average DownREIT OP unit equivalents outstanding	1,848	1,835	1,848	1,835
Weighted average LTIP units outstanding	537	687	641	676
Total weighted average shares and units outstanding - FFO and Core FFO	90,170	82,023	89,700	81,993

FFO per share and unit	$0.38	$0.33	$0.74	$0.65
Core FFO per share and unit	$0.38	$0.34	$0.75	$0.65

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Earnings (loss) per share - diluted	$(0.19)	$0.07	$(0.11)	$0.19
Impact of the difference in weighted average number of shares(3)	0.07	(0.03)	0.04	0.05
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.28	0.08	0.35	—
Add real estate depreciation and amortization	0.28	0.27	0.55	0.53
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.06	0.02	0.12	0.03
Subtract gain on sale of self storage properties	(0.03)	—	(0.03)	—
FFO attributable to subordinated performance unitholders	(0.09)	(0.08)	(0.18)	(0.15)
FFO per share and unit	0.38	0.33	0.74	0.65
Add acquisition costs	—	0.01	0.01	—
Core FFO per share and unit	$0.38	$0.34	$0.75	$0.65

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Net income	$17,733	$13,041	$30,673	$25,014
(Subtract) add:
Management fees and other revenue	(5,116)	(2,155)	(10,009)	(4,316)
General and administrative expenses	11,170	8,460	21,936	16,766
Depreciation and amortization	25,829	22,389	50,178	43,757
Interest expense	13,947	10,472	27,158	20,107
Equity in losses (earnings) of unconsolidated real estate ventures	1,646	(100)	3,748	(48)
Acquisition costs	305	150	462	330
Income tax expense	244	44	736	187
(Gain) loss on sale of self storage properties	(2,814)	83	(2,814)	(391)
Non-operating expense	169	—	267	84
Net Operating Income	$63,113	$52,384	$122,335	$101,490

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Net income	$17,733	$13,041	$30,673	$25,014
Add:
Depreciation and amortization	25,829	22,389	50,178	43,757
Company's share of unconsolidated real estate venture depreciation and amortization	5,472	1,378	10,929	2,755
Interest expense	13,947	10,472	27,158	20,107
Income tax expense	244	44	736	187
EBITDA	63,225	47,324	119,674	91,820
Add (subtract):
Acquisition costs	305	150	462	330
(Gain) loss on sale of self storage properties	(2,814)	83	(2,814)	(391)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	202	—
Equity-based compensation expense	1,108	919	2,220	1,786
Adjusted EBITDA	$61,824	$48,476	$119,744	$93,545

Supplemental Schedule 3

Portfolio Summary
As of June 30, 2019
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
California	83	49,555	6,222,878	91.9%	California	93	55,761	6,977,748	91.8%
Texas	70	29,018	4,162,447	89.4%	Texas	74	31,355	4,439,636	89.1%
Oregon	61	24,499	3,106,459	86.8%	Florida	68	42,762	4,516,025	87.0%
Florida	41	27,373	2,794,015	88.8%	Oregon	61	24,499	3,106,459	86.8%
Georgia	41	17,467	2,338,413	91.2%	Georgia	52	23,608	3,210,721	91.0%
North Carolina	33	15,382	1,885,529	95.9%	Oklahoma	36	16,112	2,197,414	90.4%
Arizona	31	16,867	1,924,960	89.1%	Arizona	33	17,876	2,034,790	88.9%
Oklahoma	30	13,868	1,903,492	90.1%	North Carolina	33	15,382	1,885,529	95.9%
Louisiana	25	12,030	1,501,409	85.5%	Louisiana	25	12,030	1,501,409	85.5%
Indiana	16	8,789	1,134,830	93.0%	Michigan	24	15,624	1,977,623	90.0%
Kansas	16	5,727	763,249	90.5%	Ohio	22	12,357	1,518,964	91.7%
Washington	14	4,497	578,723	86.1%	New Jersey	18	11,962	1,416,962	91.2%
Nevada	13	6,677	845,336	90.9%	Nevada	17	8,295	1,097,413	90.7%
Colorado	11	5,053	615,513	91.8%	Indiana	16	8,789	1,134,830	93.0%
New Hampshire	11	4,676	570,845	94.0%	Kansas	16	5,727	763,249	90.5%
Ohio	8	3,574	454,168	92.8%	Alabama	15	6,308	937,241	90.5%
Other(1)	50	24,292	3,035,575	89.6%	Washington	14	4,497	578,723	86.1%
Total	554	269,344	33,837,841	90.2%	Colorado	11	5,053	615,513	91.8%
					New Hampshire	11	4,676	570,845	94.0%
					Other(2)	90	49,839	5,973,417	88.7%
					Total	729	372,512	46,454,511	89.9%

(1) Other states and territories in NSA's owned portfolio as of June 30, 2019 include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Pennsylvania, South Carolina, Virginia and Puerto Rico.

(2) Other states and territories in NSA's operated portfolio as of June 30, 2019 include Delaware, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Mexico, New York, Pennsylvania, Rhode Island, South Carolina, Tennessee, Virginia and Puerto Rico.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2019 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2019	32	14,952	1,745,495	$160,531	$33,356	$674	$194,561
June 30, 2019	24	12,327	1,762,895	168,442	15,515	1,378	185,335
Total Acquisitions(3)	56	27,279	3,508,390	$328,973	$48,871	$2,052	$379,896

2019 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

June 30, 2019(4)	1	453	45,273	$6,500
Unconsolidated Real Estate Ventures (at 100%)(5)
March 31, 2019(6)	1	318	40,930	4,075
Total 2019 Divestitures(5)	2	771	86,203	$10,575

(3) NSA acquired self storage properties located in Arizona (2), Florida (7), Georgia (7), Idaho (3), Louisiana (11), Maryland (1), New Hampshire (1), New Jersey (3), New Mexico (4), Oregon (1), Pennsylvania (6) and Texas (10).

(4) NSA disposed of a self storage property located in Washington during 2019.
(5) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(6) The divestiture completed during the quarter ended March 31, 2019 was a sale from one of NSA's unconsolidated real estate ventures into the consolidated portfolio of NSA.

Supplemental Schedule 4

Debt and Equity Capitalization
As of June 30, 2019
(unaudited)

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2019	2020	2021	2022	2023	2024	Thereafter	Total
Credit Facility:
Revolving line of credit	3.80%	Variable	May 2020	$—	$234,500	$—	$—	$—	$—	$—	$234,500
Term loan - Tranche A	2.91%	Swapped To Fixed	May 2021	—	—	235,000	—	—	—	—	235,000
Term loan - Tranche B	2.94%	Swapped To Fixed	May 2022	—	—	—	155,000	—	—	—	155,000
Term loan - Tranche C	3.71%	Swapped To Fixed	February 2024	—	—	—	—	—	105,000	—	105,000
Term loan - Tranche D	3.79%	Swapped To Fixed	January 2023	—	—	—	—	125,000	—	—	125,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	—	—	—	175,000	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	75,000	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	100,000	100,000
Fixed rate mortgages payable	4.18%	Fixed	October 2020 - October 2031	—	35,985	3,714	—	82,878	20,331	122,693	265,601
Total Principal/Weighted Average	3.59%		4.14 years	$—	$270,485	$238,714	$155,000	$382,878	$125,331	$297,693	$1,470,101
Unamortized debt issuance costs and debt premium, net											(454)
Total Debt											$1,469,647

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.9x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.1x
Total Leverage Ratio	< 60.0%	40.6%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the $400 million revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of June 30, 2019
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,685,680
6.000% Series A-1 cumulative redeemable preferred units	684,421

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	59,269,086	59,269,086
Restricted common shares	27,883	27,883
Total shares outstanding	59,296,969	59,296,969
Operating partnership units	30,491,509	30,491,509
DownREIT operating partnership unit equivalents	1,848,261	1,848,261
Total operating partnership units	32,339,770	32,339,770
Long-term incentive plan units(2)	532,267	532,267
Total shares and Class A equivalents outstanding	92,169,006	92,169,006
Subordinated performance units(3)	10,932,635	15,196,363
DownREIT subordinated performance unit equivalents(3)	4,371,622	6,076,555
Total subordinated partnership units	15,304,257	21,272,918
Total common shares and units outstanding	107,473,263	113,441,924

(2) Balances exclude 224,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.39 OP units based on historical financial information for the trailing twelve months ended June 30, 2019. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	June 30, 2019	December 31, 2018
ASSETS
Self storage properties, net	$1,863,002	$1,894,412
Other assets	29,489	50,915
Total assets	$1,892,491	$1,945,327
LIABILITIES AND EQUITY
Debt financing	$947,493	$956,357
Other liabilities	19,973	16,516
Equity	925,025	972,454
Total liabilities and equity	$1,892,491	$1,945,327

Combined Operating Information

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$40,858	$10,214	$80,653	$20,163
Property operating expenses	12,544	3,136	25,088	6,272
Net operating income	28,314	7,078	55,565	13,891
Supervisory, administrative and other expenses	(2,706)	(677)	(5,359)	(1,340)
Depreciation and amortization	(21,888)	(5,472)	(43,714)	(10,929)
Interest expense	(9,941)	(2,485)	(19,961)	(4,990)
Loss on sale of self storage properties	—	—	(806)	(202)
Acquisition and other expenses	(419)	(105)	(827)	(207)
Net loss	$(6,640)	$(1,661)	$(15,102)	$(3,777)
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		15		29
Company's share of unconsolidated real estate venture real estate depreciation and amortization		5,472		10,929
Company's share of unconsolidated real estate venture loss on sale of properties		—		202
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$3,826		$7,383

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2019 compared to Three Months Ended June 30, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth
California	80	$18,994	$18,327	3.6%	$5,115	$5,058	1.1%	$13,879	$13,269	4.6%	73.1%	72.4%	0.7%
Oregon	58	9,684	9,520	1.7%	2,486	2,416	2.9%	7,198	7,104	1.3%	74.3%	74.6%	(0.3)%
Texas	58	7,423	7,106	4.5%	2,811	2,692	4.4%	4,612	4,414	4.5%	62.1%	62.1%	—
Georgia	33	4,226	3,809	10.9%	1,417	1,253	13.1%	2,809	2,556	9.9%	66.5%	67.1%	(0.6)%
Oklahoma	30	3,689	3,543	4.1%	1,181	1,117	5.7%	2,508	2,426	3.4%	68.0%	68.5%	(0.5)%
North Carolina	29	4,207	3,959	6.3%	1,285	1,167	10.1%	2,922	2,792	4.7%	69.5%	70.5%	(1.0)%
Florida	28	6,639	6,408	3.6%	1,968	2,019	(2.5)%	4,671	4,389	6.4%	70.4%	68.5%	1.9%
Arizona	16	3,212	3,088	4.0%	918	898	2.2%	2,294	2,190	4.7%	71.4%	70.9%	0.5%
Indiana	16	2,535	2,386	6.2%	615	671	(8.3)%	1,920	1,715	12.0%	75.7%	71.9%	3.8%
Louisiana	14	1,858	1,823	1.9%	679	642	5.8%	1,179	1,181	(0.2)%	63.5%	64.8%	(1.3)%
Washington	13	1,806	1,776	1.7%	468	489	(4.3)%	1,338	1,287	4.0%	74.1%	72.5%	1.6%
Nevada	11	1,978	1,789	10.6%	553	550	0.5%	1,425	1,239	15.0%	72.0%	69.3%	2.7%
Colorado	11	1,770	1,695	4.4%	594	538	10.4%	1,176	1,157	1.6%	66.4%	68.3%	(1.9)%
New Hampshire	10	1,591	1,476	7.8%	499	474	5.3%	1,092	1,002	9.0%	68.6%	67.9%	0.7%
Other(1)	32	4,449	4,065	9.4%	1,464	1,478	(0.9)%	2,985	2,587	15.4%	67.1%	63.6%	3.5%
Total/Weighted Average	439	$74,061	$70,770	4.7%	$22,053	$21,462	2.8%	$52,008	$49,308	5.5%	70.2%	69.7%	0.5%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2019 compared to Three Months Ended June 30, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth
California	48,015	6,070,355	92.2%	92.9%	(0.7)%	91.7%	92.4%	(0.7)%	$13.04	$12.51	4.2%
Oregon	23,661	2,990,534	86.8%	88.5%	(1.7)%	85.2%	86.9%	(1.7)%	14.86	14.37	3.4%
Texas	23,234	3,296,931	91.8%	91.5%	0.3%	90.0%	89.7%	0.3%	9.74	9.34	4.3%
Georgia	13,640	1,850,061	92.0%	89.4%	2.6%	90.4%	87.5%	2.9%	9.79	9.17	6.8%
Oklahoma	13,868	1,903,492	90.1%	86.7%	3.4%	88.0%	85.0%	3.0%	8.54	8.50	0.5%
North Carolina	13,086	1,599,554	96.1%	92.8%	3.3%	93.6%	90.7%	2.9%	10.76	10.43	3.2%
Florida	18,817	1,994,396	88.8%	88.8%	—	88.0%	87.9%	0.1%	14.55	14.28	1.9%
Arizona	9,131	1,068,129	89.3%	90.5%	(1.2)%	88.9%	89.1%	(0.2)%	13.08	12.57	4.1%
Indiana	8,789	1,134,830	93.0%	91.7%	1.3%	91.0%	88.3%	2.7%	9.54	9.20	3.7%
Louisiana	6,325	858,719	87.4%	85.6%	1.8%	85.5%	84.3%	1.2%	9.92	9.85	0.7%
Washington	4,285	554,988	86.2%	89.6%	(3.4)%	85.3%	88.6%	(3.3)%	14.96	14.17	5.6%
Nevada	5,827	736,740	91.4%	94.2%	(2.8)%	91.7%	93.9%	(2.2)%	11.21	10.05	11.5%
Colorado	5,053	615,513	91.8%	93.7%	(1.9)%	90.3%	91.2%	(0.9)%	12.44	11.78	5.6%
New Hampshire	4,198	509,770	93.3%	91.6%	1.7%	92.3%	90.8%	1.5%	13.14	12.40	6.0%
Other(1)	13,409	1,821,312	91.4%	89.8%	1.6%	89.9%	87.3%	2.6%	10.41	9.81	6.1%
Total/Weighted Average	211,338	27,005,324	90.9%	90.6%	0.3%	89.6%	89.2%	0.4%	$11.81	$11.38	3.8%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2019 compared to Six Months Ended June 30, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth
California	80	$37,810	$36,184	4.5%	$10,259	$10,186	0.7%	$27,551	$25,998	6.0%	72.9%	71.8%	1.1%
Oregon	58	18,959	18,689	1.4%	4,986	4,964	0.4%	13,973	13,725	1.8%	73.7%	73.4%	0.3%
Texas	58	14,645	14,026	4.4%	5,516	5,427	1.6%	9,129	8,599	6.2%	62.3%	61.3%	1.0%
Georgia	33	8,362	7,559	10.6%	2,824	2,512	12.4%	5,538	5,047	9.7%	66.2%	66.8%	(0.6)%
Oklahoma	30	7,290	7,086	2.9%	2,317	2,246	3.2%	4,973	4,840	2.7%	68.2%	68.3%	(0.1)%
North Carolina	29	8,264	7,828	5.6%	2,568	2,333	10.1%	5,696	5,495	3.7%	68.9%	70.2%	(1.3)%
Florida	28	13,129	12,696	3.4%	3,965	4,001	(0.9)%	9,164	8,695	5.4%	69.8%	68.5%	1.3%
Arizona	16	6,363	6,124	3.9%	1,802	1,769	1.9%	4,561	4,355	4.7%	71.7%	71.1%	0.6%
Indiana	16	5,037	4,670	7.9%	1,454	1,481	(1.8)%	3,583	3,189	12.4%	71.1%	68.3%	2.8%
Louisiana	14	3,697	3,625	2.0%	1,323	1,280	3.4%	2,374	2,345	1.2%	64.2%	64.7%	(0.5)%
Washington	13	3,549	3,494	1.6%	953	995	(4.2)%	2,596	2,499	3.9%	73.1%	71.5%	1.6%
Nevada	11	3,877	3,492	11.0%	1,077	1,146	(6.0)%	2,800	2,346	19.4%	72.2%	67.2%	5.0%
Colorado	11	3,487	3,365	3.6%	1,163	1,124	3.5%	2,324	2,241	3.7%	66.6%	66.6%	—
New Hampshire	10	3,153	2,909	8.4%	1,059	1,005	5.4%	2,094	1,904	10.0%	66.4%	65.5%	0.9%
Other(1)	32	8,748	7,998	9.4%	3,070	3,078	(0.3)%	5,678	4,920	15.4%	64.9%	61.5%	3.4%
Total/Weighted Average	439	$146,370	$139,745	4.7%	$44,336	$43,547	1.8%	$102,034	$96,198	6.1%	69.7%	68.8%	0.9%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2019 compared to Six Months Ended June 30, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth
California	48,015	6,070,355	92.2%	92.9%	(0.7)%	90.8%	91.7%	(0.9)%	$13.12	$12.43	5.6%
Oregon	23,661	2,990,534	86.8%	88.5%	(1.7)%	84.0%	86.0%	(2.0)%	14.78	14.28	3.5%
Texas	23,234	3,296,931	91.8%	91.5%	0.3%	89.0%	88.5%	0.5%	9.71	9.35	3.9%
Georgia	13,640	1,850,061	92.0%	89.4%	2.6%	89.3%	86.8%	2.5%	9.80	9.18	6.8%
Oklahoma	13,868	1,903,492	90.1%	86.7%	3.4%	86.7%	84.3%	2.4%	8.58	8.58	—
North Carolina	13,086	1,599,554	96.1%	92.8%	3.3%	92.2%	90.0%	2.2%	10.73	10.41	3.1%
Florida	18,817	1,994,396	88.8%	88.8%	—	87.6%	87.7%	(0.1)%	14.50	14.27	1.6%
Arizona	9,131	1,068,129	89.3%	90.5%	(1.2)%	87.5%	88.1%	(0.6)%	13.17	12.61	4.4%
Indiana	8,789	1,134,830	93.0%	91.7%	1.3%	89.9%	85.9%	4.0%	9.60	9.30	3.2%
Louisiana	6,325	858,719	87.4%	85.6%	1.8%	84.3%	83.7%	0.6%	10.02	9.87	1.5%
Washington	4,285	554,988	86.2%	89.6%	(3.4)%	84.4%	88.2%	(3.8)%	14.86	14.03	5.9%
Nevada	5,827	736,740	91.4%	94.2%	(2.8)%	91.5%	93.2%	(1.7)%	11.05	9.89	11.7%
Colorado	5,053	615,513	91.8%	93.7%	(1.9)%	88.9%	90.1%	(1.2)%	12.45	11.84	5.2%
New Hampshire	4,198	509,770	93.3%	91.6%	1.7%	92.1%	89.7%	2.4%	13.07	12.43	5.1%
Other(1)	13,409	1,821,312	91.4%	89.8%	1.6%	89.1%	85.8%	3.3%	10.35	9.84	5.2%
Total/Weighted Average	211,338	27,005,324	90.9%	90.6%	0.3%	88.7%	88.3%	0.4%	$11.82	$11.36	4.0%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2019 compared to Three Months Ended June 30, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth
Riverside-San Bernardino-Ontario, CA	46	$9,423	$9,080	3.8%	$2,384	$2,316	2.9%	$7,039	$6,764	4.1%	74.7%	74.5%	0.2%
Portland-Vancouver-Hillsboro, OR-WA	45	7,698	7,553	1.9%	1,953	1,897	3.0%	5,745	5,656	1.6%	74.6%	74.9%	(0.3)%
Atlanta-Sandy Springs-Roswell, GA	25	3,652	3,252	12.3%	1,145	1,029	11.3%	2,507	2,223	12.8%	68.6%	68.4%	0.2%
Dallas-Fort Worth-Arlington, TX	17	2,269	2,212	2.6%	876	874	0.2%	1,393	1,338	4.1%	61.4%	60.5%	0.9%
Oklahoma City, OK	17	2,037	1,951	4.4%	675	636	6.1%	1,362	1,315	3.6%	66.9%	67.4%	(0.5)%
Indianapolis-Carmel-Anderson, IN	16	2,535	2,386	6.2%	615	671	(8.3)%	1,920	1,715	12.0%	75.7%	71.9%	3.8%
Los Angeles-Long Beach-Anaheim, CA	14	4,927	4,816	2.3%	1,307	1,296	0.8%	3,620	3,520	2.8%	73.5%	73.1%	0.4%
Tulsa, OK	13	1,652	1,592	3.8%	507	480	5.6%	1,145	1,112	3.0%	69.3%	69.8%	(0.5)%
North Port-Sarasota-Bradenton, FL	12	2,669	2,554	4.5%	824	864	(4.6)%	1,845	1,690	9.2%	69.1%	66.2%	2.9%
Phoenix-Mesa-Scottsdale, AZ	12	2,556	2,488	2.7%	732	717	2.1%	1,824	1,771	3.0%	71.4%	71.2%	0.2%
Las Vegas-Henderson-Paradise, NV	11	1,978	1,789	10.6%	553	549	0.7%	1,425	1,240	14.9%	72.0%	69.3%	2.7%
Other MSAs	211	32,665	31,097	5.0%	10,482	10,133	3.4%	22,183	20,964	5.8%	67.9%	67.4%	0.5%
Total/Weighted Average	439	$74,061	$70,770	4.7%	$22,053	$21,462	2.8%	$52,008	$49,308	5.5%	70.2%	69.7%	0.5%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2019 compared to Three Months Ended June 30, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth	2Q 2019	2Q 2018	Growth
Riverside-San Bernardino-Ontario, CA	24,818	3,338,730	92.1%	93.5%	(1.4)%	91.8%	93.1%	(1.3)%	$11.68	$11.11	5.1%
Portland-Vancouver-Hillsboro, OR-WA	17,619	2,153,543	86.7%	87.6%	(0.9)%	85.5%	86.1%	(0.6)%	16.39	15.99	2.5%
Atlanta-Sandy Springs-Roswell, GA	11,510	1,579,581	92.3%	88.5%	3.8%	90.5%	86.7%	3.8%	9.91	9.28	6.8%
Dallas-Fort Worth-Arlington, TX	6,436	858,852	89.1%	89.7%	(0.6)%	88.5%	89.1%	(0.6)%	11.58	11.25	2.9%
Oklahoma City, OK	7,742	1,088,527	90.0%	86.0%	4.0%	87.5%	84.3%	3.2%	8.31	8.27	0.5%
Indianapolis-Carmel-Anderson, IN	8,789	1,134,830	93.0%	91.7%	1.3%	91.0%	88.3%	2.7%	9.54	9.20	3.7%
Los Angeles-Long Beach-Anaheim, CA	9,737	1,062,914	89.7%	91.9%	(2.2)%	89.8%	91.6%	(1.8)%	19.76	18.98	4.1%
Tulsa, OK	6,126	814,965	90.3%	87.6%	2.7%	88.7%	85.9%	2.8%	8.85	8.80	0.6%
North Port-Sarasota-Bradenton, FL	7,780	756,133	86.4%	86.4%	—	85.1%	86.2%	(1.1)%	15.96	15.60	2.3%
Phoenix-Mesa-Scottsdale, AZ	7,403	833,819	87.7%	88.9%	(1.2)%	87.4%	87.6%	(0.2)%	13.51	13.18	2.5%
Las Vegas-Henderson-Paradise, NV	5,827	736,740	91.4%	94.2%	(2.8)%	91.7%	93.9%	(2.2)%	11.21	10.05	11.5%
Other MSAs	97,551	12,646,690	91.8%	91.3%	0.5%	90.2%	89.5%	0.7%	11.08	10.64	4.1%
Total/Weighted Average	211,338	27,005,324	90.9%	90.6%	0.3%	89.6%	89.2%	0.4%	$11.81	$11.38	3.8%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2019 compared to Six Months Ended June 30, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth
Riverside-San Bernardino-Ontario, CA	46	$18,745	$17,917	4.6%	$4,776	$4,708	1.4%	$13,969	$13,209	5.8%	74.5%	73.7%	0.8%
Portland-Vancouver-Hillsboro, OR-WA	45	15,111	14,890	1.5%	3,890	3,914	(0.6)%	11,221	10,976	2.2%	74.3%	73.7%	0.6%
Atlanta-Sandy Springs-Roswell, GA	25	7,226	6,456	11.9%	2,295	2,065	11.1%	4,931	4,391	12.3%	68.2%	68.0%	0.2%
Dallas-Fort Worth-Arlington, TX	17	4,492	4,373	2.7%	1,767	1,762	0.3%	2,725	2,611	4.4%	60.7%	59.7%	1.0%
Oklahoma City, OK	17	4,024	3,903	3.1%	1,336	1,284	4.0%	2,688	2,619	2.6%	66.8%	67.1%	(0.3)%
Indianapolis-Carmel-Anderson, IN	16	5,037	4,670	7.9%	1,454	1,481	(1.8)%	3,583	3,189	12.4%	71.1%	68.3%	2.8%
Los Angeles-Long Beach-Anaheim, CA	14	9,837	9,509	3.4%	2,618	2,591	1.0%	7,219	6,918	4.4%	73.4%	72.8%	0.6%
Tulsa, OK	13	3,266	3,183	2.6%	982	961	2.2%	2,284	2,222	2.8%	69.9%	69.8%	0.1%
North Port-Sarasota-Bradenton, FL	12	5,281	5,065	4.3%	1,686	1,717	(1.8)%	3,595	3,348	7.4%	68.1%	66.1%	2.0%
Phoenix-Mesa-Scottsdale, AZ	12	5,083	4,967	2.3%	1,439	1,398	2.9%	3,644	3,569	2.1%	71.7%	71.9%	(0.2)%
Las Vegas-Henderson-Paradise, NV	11	3,877	3,492	11.0%	1,077	1,145	(5.9)%	2,800	2,347	19.3%	72.2%	67.2%	5.0%
Other MSAs	211	64,391	61,320	5.0%	21,016	20,521	2.4%	43,375	40,799	6.3%	67.4%	66.5%	0.9%
Total/Weighted Average	439	$146,370	$139,745	4.7%	$44,336	$43,547	1.8%	$102,034	$96,198	6.1%	69.7%	68.8%	0.9%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2019 compared to Six Months Ended June 30, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth
Riverside-San Bernardino-Ontario, CA	24,818	3,338,730	92.1%	93.5%	(1.4)%	90.8%	92.3%	(1.5)%	$11.75	$11.04	6.4%
Portland-Vancouver-Hillsboro, OR-WA	17,619	2,153,543	86.7%	87.6%	(0.9)%	84.5%	85.3%	(0.8)%	16.30	15.93	2.3%
Atlanta-Sandy Springs-Roswell, GA	11,510	1,579,581	92.3%	88.5%	3.8%	89.3%	85.9%	3.4%	9.92	9.30	6.7%
Dallas-Fort Worth-Arlington, TX	6,436	858,852	89.1%	89.7%	(0.6)%	87.6%	88.2%	(0.6)%	11.58	11.26	2.8%
Oklahoma City, OK	7,742	1,088,527	90.0%	86.0%	4.0%	86.0%	83.3%	2.7%	8.36	8.38	(0.2)%
Indianapolis-Carmel-Anderson, IN	8,789	1,134,830	93.0%	91.7%	1.3%	89.9%	85.9%	4.0%	9.60	9.30	3.2%
Los Angeles-Long Beach-Anaheim, CA	9,737	1,062,914	89.7%	91.9%	(2.2)%	89.3%	91.2%	(1.9)%	19.85	18.81	5.5%
Tulsa, OK	6,126	814,965	90.3%	87.6%	2.7%	87.7%	85.6%	2.1%	8.86	8.83	0.3%
North Port-Sarasota-Bradenton, FL	7,780	756,133	86.4%	86.4%	—	84.7%	85.9%	(1.2)%	15.94	15.71	1.5%
Phoenix-Mesa-Scottsdale, AZ	7,403	833,819	87.7%	88.9%	(1.2)%	86.1%	86.8%	(0.7)%	13.66	13.26	3.0%
Las Vegas-Henderson-Paradise, NV	5,827	736,740	91.4%	94.2%	(2.8)%	91.5%	93.2%	(1.7)%	11.05	9.89	11.7%
Other MSAs	97,551	12,646,690	91.8%	91.3%	0.5%	84.9%	82.4%	2.5%	9.29	9.13	1.8%
Total/Weighted Average	211,338	27,005,324	90.9%	90.6%	0.3%	88.7%	88.3%	0.4%	$11.82	$11.36	4.0%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 8

Same Store Operating Data (439 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018	YTD 2019	YTD 2018
Revenue
Rental revenue	$71,481	$69,935	$70,430	$70,873	$68,366	$141,416	$135,074
Other property-related revenue	2,580	2,374	2,345	2,427	2,404	4,954	4,671
Total revenue	74,061	72,309	72,775	73,300	70,770	146,370	139,745
Property operating expenses
Store payroll and related costs	6,848	6,911	6,742	6,637	6,684	13,759	13,573
Property tax expense	5,929	6,206	6,006	5,963	5,714	12,135	11,699
Other property operating expenses	9,276	9,166	8,957	9,410	9,064	18,442	18,275
Total property operating expenses	22,053	22,283	21,705	22,010	21,462	44,336	43,547
Net operating income	$52,008	$50,026	$51,070	$51,290	$49,308	$102,034	$96,198

Net operating income margin	70.2%	69.2%	70.2%	70.0%	69.7%	69.7%	68.8%

Occupancy at period end	90.9%	88.6%	87.4%	89.3%	90.6%	90.9%	90.6%

Average occupancy	89.6%	87.7%	88.2%	89.9%	89.2%	88.7%	88.3%

Average annualized rental revenue per occupied square foot	$11.81	$11.82	$11.83	$11.68	$11.38	$11.82	$11.36

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018	YTD 2019	YTD 2018
Rental revenue
Same store portfolio	$71,481	$69,935	$70,430	$70,873	$68,366	$141,416	$135,074
Non-same store portfolio	15,694	12,920	9,071	6,372	4,691	28,614	8,019
Effect of bad debt expense classification resulting from adoption of leasing standard(1)	—	—	2,325	2,302	1,962	—	3,937
Total rental revenue (as reported)	87,175	82,855	81,826	79,547	75,019	170,030	147,030
Other property-related revenue
Same store portfolio	2,580	2,374	2,345	2,427	2,404	4,954	4,671
Non-same store portfolio	548	450	281	260	145	998	199
Total other property-related revenue	3,128	2,824	2,626	2,687	2,549	5,952	4,870
Property operating expenses
Same store portfolio	22,053	22,283	21,705	22,010	21,462	44,336	43,547
Non-same store portfolio	5,137	4,174	2,883	2,240	1,760	9,311	2,926
Effect of bad debt expense classification resulting from adoption of leasing standard(1)	—	—	2,325	2,302	1,962	—	3,937
Total property operating expenses (as reported)	27,190	26,457	26,913	26,552	25,184	53,647	50,410

Net operating income	63,113	59,222	57,539	55,682	52,384	122,335	101,490
Management fees and other revenue	5,116	4,893	4,846	3,148	2,155	10,009	4,316
General and administrative expenses	(11,170)	(10,766)	(10,606)	(8,848)	(8,460)	(21,936)	(16,766)
Depreciation and amortization	(25,829)	(24,349)	(22,921)	(22,469)	(22,389)	(50,178)	(43,757)
Interest expense	(13,947)	(13,211)	(11,961)	(10,656)	(10,472)	(27,158)	(20,107)
Equity in (losses) earnings of unconsolidated real estate ventures	(1,646)	(2,102)	(1,713)	242	100	(3,748)	48
Acquisition costs	(305)	(157)	(192)	(141)	(150)	(462)	(330)
Non-operating (expense) income	(169)	(98)	(160)	153	—	(267)	(84)
Gain (loss) on sale of self storage properties	2,814	—	—	—	(83)	2,814	391
Income tax expense	(244)	(492)	(349)	(282)	(44)	(736)	(187)
Net Income	$17,733	$12,940	$14,483	$16,829	$13,041	$30,673	$25,014

(1) As a result of the new leasing standard adoption, beginning on January 1, 2019, activity related to uncollectible accounts is presented within revenue. For periods prior to 2019, such amounts were previously included in operating expenses, and as such, for comparability, NSA has presented activity related to uncollectible accounts as a reduction to same store and non-same store revenue and operating expenses.

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30, 2019
	2019	2018	2019	2018

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.81	$11.38	$11.82	$11.36
Total consolidated portfolio	11.95	11.78	$11.97	$11.83

Average Occupancy

Same store	89.6%	89.2%	88.7%	88.3%
Total consolidated portfolio	89.1%	88.9%	88.2%	88.1%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,598	$1,177	$4,757	$2,435
Value enhancing capital expenditures	1,207	1,918	2,152	2,675
Acquisitions capital expenditures	2,335	2,832	4,328	4,749
Total Consolidated Portfolio Capital Expenditures	$6,140	$5,927	$11,237	$9,859

Property Operating Expenses Detail

Store payroll and related costs	$8,392	$7,244	$16,657	$14,526
Property tax expense	7,184	6,145	14,419	12,411
Other property operating expenses	11,614	9,833	22,571	19,536
Bad debt expense	—	1,962	—	3,937
Property operating expenses on the Company's statements of operations	$27,190	$25,184	$53,647	$50,410

General and Administrative Expenses Detail

Supervisory and administrative expenses	$4,926	$4,183	$9,606	$8,242
Equity-based compensation expense	1,108	919	2,220	1,786
Other general and administrative expenses	5,136	3,358	10,110	6,738
General and administrative expenses on the Company's statements of operations	$11,170	$8,460	$21,936	$16,766

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, a captive insurance company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. Substantially all of the 2018 Joint Venture properties are operated by NSA's management platform under NSA's iStorage brand.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $7.3 million of fair value of debt adjustments and $7.8 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

•
NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

•
NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of June 30, 2019, the Company had ten PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage and Moove In Self Storage.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird Equity Research	BMO Capital Markets	Citi Investment Research
RJ Milligan	R. Jeremy Metz	Michael Bilerman / Smedes Rose
813.273.8252	212.885.4053	212.816.1383 / 212.816.6243

Jefferies LLC	KeyBanc Capital Markets	Morgan Stanley
Jonathan Petersen / Reuben Treatman	Todd Thomas / Jordan Sadler	Ronald Kamdem
212.284.1705 / 212.323.3307	917.368.2286 / 917.368.2280	212.296.8319

SunTrust Robinson Humphrey	Wells Fargo Securities, LLC
Ki Bin Kim / Ian Gaule	Todd Stender / Philip Defelice
212.303.4124 / 212.590.0948	562.637.1371 / 443.263.6442

% of NSA Properties[1]

>10%	5 - 10%
2 - 5%	<2%

NATIONAL STORAGE AFFILIATES

729[1] Properties

554 Wholly-Owned | 175 Joint Venture

Operator	Managed
Guardian Storage (California • Arizona Storage Centers, in Partnership with StorAmerica Self Storage)	Manages 55 NSA Properties
Hide-Away Storage Made Easy!	Manages 21 NSA Properties
Moove In Self Storage	Manages 9 NSA Properties
Move It Self Storage	Manages 30 NSA Properties
Northwest Self Storage	Manages 78 NSA Properties
Optivest Properties	Manages 64 NSA Properties
Personal Mini Storage	Manages 7 NSA Properties
SecurCare Self Storage	Manages 214 NSA Properties
Southern Self Storage	Manages 26 NSA Properties
Storage Solutions	Manages 10 NSA Properties
iStorage[2]	Manages 215 Properties

(1) Property information as of June 30, 2019.

(2) The iStorage brand is owned by NSA and is not a Participating Regional Operator; 40 of the 215 managed stores are NSA corporate owned stores.